SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K



                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): July 26, 2002



                             Hispanic Express, Inc.
             (Exact name of registrant as specified in its charter)


 Delaware                            000-31749              95-4821102
(State or other jurisdiction of (Commission File Number) (I.R.S. employer
 incorporation or organization)                          identification number)



                               1900 S. Main Street
                              Los Angeles, CA 90054
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (213) 763-4859





                              5480 East Ferguson Drive
                               Commerce, CA  90022
          (Former name or former address, if changed since last report)


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Item 4.  Changes in Registrant's Certifying Accountant

     On July 24, 2002, the Company engaged Deloitte & Touche LLP to serve as the Company's independent public accountants for the year ending December 31, 2002. The appointment of Deloitte & Touche LLP was effective immediately. The decision to engage Deloitte & Touche LLP was recommended by the Audit Committee of the Board of Directors of the Company and approved by the Board of Directors.

     During the years ended December 31, 2001 and 2000 and through July 24, 2002, the Company did not consult Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements or any other matters or reportable events as set forth in Items 304(a)(2)(i) or (ii) of Regulation S-K.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      Hispanic Express, Inc.
                                          (Registrant)




    Date: July 26, 2002               By:/s/ Gary M. Cypres
                                         -------------------------------------
                                             Gary M. Cypres
                                             Chairman of the Board, President
                                             and Chief Executive Officer


                                       By:/s/ Howard Weitzman
                                          ------------------------------------
                                              Howard Weitzman
                                              Vice President and
                                              Chief Financial Officer